EX 23.1      CONSENT OF GRANT THORNTON LLP, CHARTERED ACCOUNTANTS


We have issued our report dated February 13, 2001 accompanying the financial statements and schedules included in the Annual Report of Net Master Consultants, Inc. on Form 10-KSB for the year ended
December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Net Master Consultants, Inc. on Form S-8 (File No. 333-___________, effective August 17, 2001).


/s/ GRANT THORNTON LLP

Vancouver, British Columbia
August 17, 2001